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Exhibit 24.1

POWER-OF-ATTORNEY

        KNOWN TO ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby revokes all prior powers granted by the undersigned to the extent inconsistent herewith and constitutes and appoints Bruce W. Calvert, Lewis A. Sanders, Gerald M. Lieberman and Mark R. Manley, and each of them, to act severally as attorneys-in-fact and agents, with full power of substitution and re-substitution, for the undersigned in any and all capacities, for the purposes of signing the Alliance Capital Management L.P. Annual Report on Form 10-K and the Alliance Capital Management Holding L.P. Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and filing the same, with exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Date: March 1, 2004

/s/ HENRI DE CASTRIES Henri de Castries

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Exhibit 24.1
POWER-OF-ATTORNEY